UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

SPORTS PROPERTIES ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of the transcript of the December 12, 2009 interview by TheStreet.com with Andrew Murstein, Vice Chairman and Secretary of Sports Properties Acquisition Corp., relating to the proposed transactions contemplated by the Framework Agreement, dated as of November 18, 2009, between Sports Properties Acquisition Corp. and Medallion Financial Corp., pursuant to which Sports Properties Acquisition Corp. will continue its business as a corporation that acquires and actively manages transferable licenses that permit the operation of taxicabs in major metropolitan cities in the United States, or medallions, leases the medallions to fleet taxi operators, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry.

Forward-looking statements

This filing contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Sports Properties’ actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Sports Properties’ expectations with respect to future performance, anticipated financial impacts of the proposed transactions, certificate of incorporation and warrant amendments and related transactions; approval of the proposed certificate of incorporation and warrant amendments and related transactions by stockholders and warrantholders, as applicable; the satisfaction of the closing conditions to the proposed transactions, certificate of incorporation and warrant amendments and related transactions; and the timing of the completion of the proposed transactions, certificate of incorporation and warrant amendments and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Sports Properties’ control and difficult to predict. Factors that may cause such differences include, but are not limited to, the following:

•	Regulatory changes affecting the taxicab industry;

•	The level of rental revenue Sports Properties Acquisition Corp. achieves from its assets;

•	The market value and the supply of, and demand for, taxicab medallions;

•	The challenges that Sports Properties Acquisition Corp. may face as a result of the current economic slow-down;

•	The conditions in the local markets in which Sports Properties Acquisition Corp. operates, as well as changes in national economic and market conditions;

•	Sports Properties Acquisition Corp.’s ability to lease and acquire taxicab medallions;

•	The level of revenue Sports Properties Acquisition Corp. achieves from its fleet operations;

•	Sports Properties Acquisition Corp.’s ability to enter into new leases or to renew leases with existing lessees of its taxicab medallions at favorable rates;

•	The competitive landscape impacting the taxicab industry;

•	Sports Properties Acquisition Corp.’s relationships with its lessees and their financial condition;

•

Sports Properties Acquisition Corp.’s use of leverage as part of its financing strategy and its ability to make payments or to comply with any covenants under any borrowings or other debt facilities Sports Properties obtains;

•	The growth or continuing importance of taxicabs located in the major metropolitan areas in which Sports Properties Acquisition Corp. invests;

•	The level of Sports Properties Acquisition Corp.’s operating expenses, including amounts Sports Properties Acquisition Corp. is required to pay to its management team;

•	Sports Properties Acquisition Corp.’s net realized gain or loss on the sale or other disposition of taxicab medallions; and

•	Changes in interest rates that could impact the market price of Sports Properties Acquisition Corp.’s common stock and the cost of its borrowings.

Other factors include the possibility that the transactions contemplated by the Framework Agreement do not close, including due to the failure to receive required stockholder and warrantholder approvals, or the failure of other closing conditions.

Sports Properties Acquisition Corp. cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Sports Properties Acquisition Corp.’s most recent filings with the SEC and in the definitive proxy statement to be used in connection with the transactions contemplated by the Framework Agreement, as described below. All subsequent written and oral forward-looking statements concerning Sports Properties Acquisition Corp., the Framework Agreement, the related transactions or other matters and attributable to Sports Properties Acquisition Corp. or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Sports Properties Acquisition Corp. cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Sports Properties Acquisition Corp. does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Sports Properties Acquisition Corp. has filed a preliminary proxy statement with the SEC in connection with the proposed transactions, certificate of incorporation amendments and the warrant amendments and to mail a definitive proxy statement and other relevant documents to Sports Properties Acquisition Corp.’s stockholders and warrantholders. Sports Properties Acquisition Corp.’s stockholders and warrantholders and other interested persons are advised to read the preliminary proxy statement, and, when available, amendments thereto, if any, and the definitive proxy statement in connection with solicitation of proxies for the special meetings of Sports Properties Acquisition Corp.’s stockholders and warrantholders to be held to approve the proposed transactions, certificate of incorporation amendments and the warrant amendments because this proxy statement will contain important information about Sports Properties Acquisition Corp. and the proposed transactions. Such persons can also read S Sports Properties Acquisition Corp.’s final prospectus from its initial public offering dated January 17, 2008, its annual report on form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 27, 2009, as amended (“Annual Report”) and other reports as filed with the SEC, for a description of the security holdings of Sports Properties Acquisition Corp.’s officers and directors and their affiliates and their other respective interests in the successful consummation of the proposed transactions. The definitive proxy statement will be mailed to stockholders and warrantholders as of a record date to be established for voting on the proposed transactions, certificate of incorporation amendments, the warrant amendments and related transactions. Stockholders and warrantholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Sports Properties Acquisition Corp., 437 Madison Avenue New York, New York 10022, Attention: Andrew Murstein, telephone (212) 328-2100.

Participation in Solicitation

Sports Properties and its current directors and executive officers and Alvin Murstein and Michael Kowalsky, individuals who Sports Properties expects will become its executive officers, are participants in the solicitation of proxies for the special meetings of Sports Properties’ stockholders and Sports Properties’ warrantholders to approve the proposed transaction. A list of the names of those directors and officers and descriptions of their interests in Sports Properties is contained in Sports Properties’ Annual Report. Sports Properties’ stockholders and warrantholders may also obtain additional information about the interests of its directors, officers and stockholders in the transactions by reading the preliminary proxy statement and other relevant materials to be filed by Sports Properties with the SEC when they become available.

Narrator:

Medallion Financial President Andrew Murstein had big plans to buy a pro sports team. But in the end he came back to the family business, taxi medallions.

Andrew Murstein:

We started looking for other assets. But nothing comes close to taxi medallions. Over the last 60 years, they’ve gone up on average 9.8% per year, outperforming the Dow, NASDAQ, even gold.

Narrator:

The money Murstein raised last year to potentially buy a baseball or hockey team is now seeding a new company called Medallion Management which will buy and lease taxi medallions, now selling at record highs.

Gregg Greenberg:

How is the New York City taxi business right now? I got into a cab recently and there was a fifty cent surcharge that’s going to the MTA. And how is this affecting business?

Andrew Murstein:

Well, business is great. It’s really never been stronger. That’s why they sold for that record high of $802,000 this morning. I guess the city and the state figured that out and other areas where they’re not doing as well, like with the MTA, they’re looking for offsets to those budget deficits. So they came to the taxi industry.

Gregg Greenberg:

Now, medallions have been a great investment over time. With regard to Medallion Financial, the stock this year is up about 6% but it pays a dividend of about 9%. How sustainable is that dividend?

Andrew Murstein:

It’s been pretty good the dividend. I mean it’s really a very good business model. There’s only so many medallions. It’s much better lending against medallions for example than real estate. In 60 years, we have zero losses. The dividend’s been pretty safe, and with a 9% yield with that type of collateral, I think it’s an excellent investment.

Narrator:

As for the idea of owning a sports franchise Murstein says the business is similar to taxi medallions in that supply is limited. However, the ego premium has pushed prices too high for his taste.

Andrew Murstein:

The big disconnect is it’s become too much of an ego buy. Sports franchises for the privilege of owning them, most of them, 95% of them, lose a lot of money a year and that wasn’t a suitable investment.

Gregg Greenberg:

Gregg Greenberg, TheStreet TV.